   As filed with the Securities and Exchange Commission on April 25, 1995

                                                        Registration No.
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ----------------------------

                           NATIONAL CITY CORPORATION
               (Exact name of registrant as specified in charter)

           Delaware                                      34-1111088
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                 1900 East Ninth Street, Cleveland, Ohio 44114
   (Address, including zip code, of registrant's principal executive offices)


                     150th ANNIVERSARY STOCK OPTION PLAN
                            (Full title of the plan)

                                DAVID L. ZOELLER
              Senior Vice President, General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                                 (216) 575-2978
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
============================================================================================================
Title of securities           Amount        Proposed maximum            Proposed maximum         Amount of
     to be                     to be         offering price                aggregate            registration
   registered              Registered(1)       Per share(2)             offering price(2)          fee(2)
- ------------------------------------------------------------------------------------------------------------
Common Stock,
par value $4.00
per share                  3,500,000            $27.9375                 $97,781,250            $33,717.67

(1)      Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution, resulting from stock splits, stock dividends or similar transactions.

(2)      These shares are to be offered pursuant to Option Rights granted under the National City Corporation 150th
         Anniversary Stock Option Plan which pertain to common shares and the option price of which shall not be less than market value at date of grant. The registration fee has been calculated in accordance with Rule 457(h)
         based on the average of the high and low prices of the Corporation's common stock reported on the New York
         Stock Exchange on April 20, 1995 which average was $27.9375.

                          NATIONAL CITY CORPORATION

               Cross Reference Sheet Pursuant to Item 501(b) of
                 Regulation S-K, Showing the Location in the
         Prospectus of the Information Required by Part 1 of Form S-3

    Item of Form S-3                     Location of Caption in Prospectus
    ----------------                     ---------------------------------

1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page Of Prospectus. . . . . .  Facing Page of Registration Statement;
                                         Cross Reference Sheet; Outside Front
                                         Cover Page of Prospectus

2.  Inside Front and Outside
    Back Cover Pages of Prospectus. . .  Available Information; Incorporation of
                                         Certain Documents by Reference; Table
                                         of Contents

3.  General Plan Information. . . . . .  General Plan Information

4.  Securities to be Offered  . . . . .  Incorporation of Certain Documents
                                         by Reference; Securities to be Offered

5.  Employees Who May Participate
    in the Plan . . . . . . . . . . . .  Employees Who May Participate in the
                                         Plan

6.  Purchase of Securities Pursuant
    to the Plan and Payment For
    Securities Offered. . . . . . . . .  Purchase of Securities Pursuant to the
                                         Plan and Payment For Securities
                                         Offered

7.  Resale Restrictions . . . . . . . .  Purchase of Securities Pursuant to
                                         the Plan and Payment For Securities
                                         Offered

8.  Tax Effects of Plan Participation .  Tax Effects of Plan Participation

9.  Investment of Funds . . . . . . . .  Not Applicable

10. Withdrawal From the Plan;
    Assignment of Interest. . . . . . .  Withdrawal From the Plan;
                                         Assignment of Interest

11. Forfeitures and Penalties . . . . .  Withdrawal From the Plan; Assignment
                                         of Interest

12. Charges and Deductions
    and Liens Therefor. . . . . . . . .  Not Applicable

13. Registration Information and
    Employee Plan Annual Information. .  Incorporation of Certain Documents
                                         by Reference

PROSPECTUS

                           NATIONAL CITY CORPORATION

                      150TH ANNIVERSARY STOCK OPTION PLAN

                                3,500,000 SHARES

                               ------------------

     This Prospectus relates to Securities of National City Corporation (the "Corporation"), which have been awarded to certain part-time or full-time employees of the Corporation ("Employees") pursuant to the 150th Anniversary Stock Option Plan (the "Plan").

     Such securities include Option Rights (as hereinafter defined) granted pursuant to the Plan to purchase the Corporation's par value $4.00 per share Common Stock (as hereinafter defined) together with any security which may be augmented or be substituted for the Common Stock of the Corporation by reason of any transaction or event of the type described in the Plan. The shares of Common Stock which shall be the subject of the Option Rights pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing. Subject to the adjustments of this Plan, no more than 3,500,000 shares of Common Stock may be sold upon the exercise of Option Rights.

     The Common Stock is listed on the New York Stock Exchange under the symbol "NCC."

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
            TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof or the dates as of which information is set forth herein.

                               ------------------

                  THE DATE OF THIS PROSPECTUS IS MAY 17, 1995.

                             AVAILABLE INFORMATION

     The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission, located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York regional office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at its Chicago regional office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Corporation may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Additional information regarding the Corporation and the securities offered hereby is contained in the Registration Statement and the exhibits relating thereto, filed by the Corporation with the Commission under the Securities Act. For further information pertaining to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Corporation with the Commission and are hereby incorporated by reference in this Registration
Statement:

     (a) Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 1994 and its Report on Form 8-K dated February 28, 1995; and

     (b) The description of the Corporation's Common Stock set forth in the Restated Certificate of Incorporation of the Corporation, as amended (filed as Exhibit 3.1 to Registration Statement #33-49823) and all amendments and reports filed for the purpose of updating that description.

     All other reports subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents of the Corporation by reference which are not presented herein or delivered herewith. The Corporation's documents (other than certain exhibits to any such documents) are available to any person to whom a copy of this Prospectus has been delivered, upon written or oral request to National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Thomas A. Richlovsky, Senior Vice President and Treasurer, telephone number (216) 575-2126, and will be furnished without charge.

                                  THE COMPANY

     At December 31, 1994, the Corporation, was the third largest bank holding company headquartered in the State of Ohio and approximately the 28th largest in the United States on the basis of total assets. National City owns and operates 10 commercial banks having a total of 614 banking offices in Ohio, Kentucky and Indiana. The four largest such subsidiary banks (and only significant subsidiaries) are National City Bank

(Cleveland), National City Bank, Columbus; National City Bank, Indiana; and National City Bank, Kentucky. The banks and other subsidiaries and divisions conduct a variety of financial services businesses. In addition to a general commercial banking business, the Corporation or its subsidiaries are engaged in trust, mortgage banking, merchant banking, leasing, item processing, venture capital, insurance, and other financially related businesses. The Corporation and its subsidiaries had 20,306 full-time equivalent employees at December 31, 1994. The principal executive offices of the Corporation are located at 1900 East Ninth Street, Cleveland, Ohio 44114, telephone number (216) 575-2000.

     For more detailed information about the Corporation, reference is made to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                 DEFINED TERMS

     (a) The term "Board of Directors" means the Board of Directors of National City Corporation.

     (b) The term "Common Stock" means common stock, par value $4 per share, of the Corporation together with any security which may augment or be substituted for the common stock of the Corporation by reason of any transaction or event of the type described in the Plan.

     (c) The term "Employee" means a person who is a full-time or part-time employee of the Corporation or any Subsidiary on May 17, 1995 and who is granted an Option Certificate. Executive officers of the Corporation as last designated by the Board of Directors prior to May 17, 1995 for purposes of Section 16 of the Securities Exchange Act of 1934 are, however, specifically excluded from the definition of Employee.

     (d) The term "Market Value per Share" means, at any date, the per share closing price of Common Stock, on the New York Stock Exchange on that date as reported by The Wall Street Journal (Midwest Edition) or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Corporation using quotations in such other market.

     (e) The term "Normal Retirement Date" shall mean the earliest date at which an individual would be entitled to receive normal retirement benefits if he were a participant in the National City Corporation Non-Contributory Retirement Plan.

     (f) The term "Option Certificate" shall mean the 150 year anniversary commemorative certificate approved by the Board of Directors. The Option Certificate shall have the provisions of the Plan set forth on its reverse side.

     (g) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

     (h) The term "Outstanding Option" means, at any time, an option to purchase shares of Common Stock granted by the Corporation or any of its Subsidiaries pursuant to this Plan.

     (i) The term "Subsidiary" shall mean any corporation in which the Corporation owns or controls, directly or indirectly, not less than 90% of the total combined voting power represented by all classes of stock issued by such corporation. Any corporation that is a Subsidiary on May 17, 1995 shall cease to be a Subsidiary for purposes hereof on that date when the Corporation's ownership of the total combined voting power represented by all classes of stock in such corporation becomes less than 90%.

                                PLAN INFORMATION

     Set forth below is a summary description of the 150th Anniversary Stock Option Plan.

PURPOSE OF THE PLAN

     The purposes of the 150th Anniversary Stock Option Plan are to provide employment incentives and to encourage capital accumulation and stock ownership by Employees of the Corporation and its Subsidiaries.

GENERAL PLAN INFORMATION

     On May 17, 1995 each Employee shall be granted Option Rights to purchase 150 shares of Common Stock at a per share exercise price equal to the Market Value per Share as of May 17, 1995.

     The Plan shall be administered by the Corporation's Corporate Human Resources Department or by such other department(s) which the Chairman of the Board may designate from time to time ("Administering Departments"). The interpretation and construction of any provisions of the Plan and any determination by the Administering Departments pursuant to any provision of this Plan shall be final and conclusive. Neither the Corporation or any individual acting on behalf of the Corporation shall be liable for any such action or determination made in good faith. The records of the Corporation maintained at its principal office in the United States shall be final and conclusive as to who was granted an Option Certificate and the number of Option Rights which each Employee holds from time to time under this Plan.

     The Corporation believes that the Plan is not subject to the Employment Retirement Income Security Act of 1974 and is not of the type that is subject to qualification under Section 401(a) of the Internal Revenue Code.

     Additional information about the Plan and its administrators may be obtained from Shelley J. Seifert, Senior Vice President, Human Resources, 1900 East Ninth Street, Cleveland, OH 44114-3484, telephone number (216) 575-2458.

SECURITIES TO BE OFFERED

     The shares of Common Stock which shall be the subject of Option Rights pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing. Subject to the adjustments of this Plan, no more than 3,500,000 shares of Common Stock may be sold upon the exercise of Option Rights granted pursuant to this Plan. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan and may provide for the elimination of fractions or for the settlement of fractions in cash.

     The Board of Directors may make or provide for such adjustments in the maximum numbers of shares of Common Stock covered by Option Rights granted hereunder, and in the prices per share applicable under such Option Rights, as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Employees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

     Any contrary provision of the Plan notwithstanding, an Option Right shall not be exercisable by, and the Corporation shall not be obligated to sell or deliver any Common Stock subject thereto, to a resident of any country unless and until such Common Stock and the sale thereof pursuant to this Option Plan have been listed, registered or otherwise qualified under all applicable laws or regulations or confirmation of exemption from the applicable listing, registration or qualification laws or regulations shall have been obtained or verified with respect to the Employee exercising his Option Rights and such listing, registration or qualification or exemption therefrom shall continue to be effective, all as the Corporation shall, in its sole discretion, determine to be necessary or advisable. The Corporation shall use its best efforts to maintain registration and applicable qualification of such Common Stock and the sale thereof with the United States Securities and

Exchange Commission and applicable state and local regulatory agencies in the United States. The Corporation shall not be required, however to incur any direct or indirect expenses to list, register or qualify or to maintain the listing, registration or qualification of the sale of Common Stock pursuant to this Option Plan in any or all of the applicable countries. The Corporation may require that the Employee make such representations and agreements and furnish such information as the Corporation may request to assure compliance with or exception from the foregoing or any other applicable legal requirements and may cause the Certificate or Certificates issued upon the exercise of Option Rights to bear a legend indicating the existence of any restriction resulting from such representations and agreements.

EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

     Persons who are part-time or full-time Employees of the Corporation or any Subsidiary on May 17, 1995 and who are granted an Option Certificate will participate in the Plan. NCC's Chairman of the Board is authorized to determine the Employees who will be granted Option Rights under this Plan. Executive Officers of the Corporation as last designated by the Board of Directors prior to May 17, 1995 for purposes of the Securities Exchange Act of 1933 are excluded from participation in the Plan.

PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED

     The Option Rights (unless terminated as herein provided) shall be exercisable only to the extent of 50 Option Rights after the Employee shall have been in continuous employ of the Corporation or any Subsidiary through May 17, 1998, an additional 50 Option Rights after the Employee shall have been in continuous employ of the Corporation or any Subsidiary through May 17, 1999 and all of the Option Rights after the Employee shall have been in the continuous employ of the Corporation or any Subsidiary through May 17, 2000; provided, however, that the Option Rights (unless terminated as herein provided) shall become immediately fully exercisable upon the Employee ceasing to be an employee of the Corporation or a Subsidiary by reason of Employee's voluntary termination of employment at or after the Normal Retirement Date. The Option Rights of any Employee shall not, however, become exercisable until such exercise and the issuance and delivery of Common Stock to the Employee conform to all applicable laws and regulations of the country wherein the Employee resides; provided, however, that the Corporation shall not be required to incur any direct or indirect expense to conform with such applicable laws or regulations to cause the Employee's Option Rights to become exercisable. The continuous employment of the Employee with the Corporation or any Subsidiary shall not be deemed interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Corporation or any Subsidiary by reason of a transfer as an Employee among the Corporation and the Subsidiaries. A leave of absence approved by the Corporation for illness, military, or government service or other cause shall not be considered as a break in employment.

     The Option Price shall be payable to the Corporation at its principal office in the United States (a) in United States currency or by check payable in United States currency that is acceptable to the Corporation, (b) or by exchanging previously acquired shares of Common Stock of equivalent market value on the date of exercise with the total Option Price for the portion of the Option Rights exercised, (c) or by a combination of (a) and (b).

     Employees who become affiliates" of the Corporation in making resales should comply with the applicable provisions of Rule 144 of the Securities and Exchange Commission, unless they qualify for another exemption from registration. Employees who are not affiliates may make resales without the necessity of complying with Rule 144.

TAX EFFECT OF PLAN PARTICIPATION

     To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Employee under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Employee make arrangements satisfactory to the Corporation for payment of the balance of any taxes to be withheld. Where allowed by law and applicable registration and qualification requirements or exemptions and at the sole discretion of the Corporation, arrangements to pay all or a portion of the withholding taxes may include relinquishment or assignment of all or a portion of the Employee's Option Rights, any payment due to the Employee pursuant to this Plan or the surrender of outstanding Common Stock. The Corporation and any Employee may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     Non-qualified Option Rights will not result in any taxable income to the optionee or deduction to the Corporation at the time they are granted. In general, the holder of non-qualified Option Rights will realize taxable ordinary compensation income at the time of the exercise of the Option Rights to purchase Common Stock in any amount measured by the excess of the fair market value of the shares at that time over the option price. The tax basis to the optionee for non-qualified option shares acquired would be the option price plus such taxable ordinary compensation income. When the optionee disposes of the shares, short or long-term capital gain or loss will be recognized, based on the holding period of the shares.

     The amount included in the income of the optionee of non-qualified Option Rights as ordinary compensation income determines the amount of the deduction to which the Corporation is entitled.

WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

     An Employee's Option Rights shall terminate on the earliest of the following dates:

          (a) Three years after the death of the Employee;

          (b) Immediately upon the termination of employment of the Employee with the Corporation or any Subsidiary if such termination arises from any reason other than (1) the death of the Employee or (2) the Employee's voluntary termination of employment at or after the Normal Retirement Date or at an earlier date with the consent of the Corporation;

          (c) Immediately upon the termination of the Corporation's or any Subsidiary's control of the business enterprise in which the Employee is engaged;

          (d) May 17, 2005;

          (e) In the event the Employee shall intentionally commit an act that is materially inimical to the interest of the Corporation or any Subsidiary, and the Corporation shall so find, the Employee's Option Rights shall terminate at the time of such act, notwithstanding any other provision of this Plan; or

          (f) In the event the Corporation shall determine in its sole discretion that the Option Rights or the exercise thereof or the issuance of Common Stock do not conform with the laws or regulations of the Employee's country of residence and it is not foreseeable in the Corporation's sole judgment that such Option Rights, the exercise thereof or the issuance of Common Stock will conform with such laws and regulations in the future.

Nothing contained in this Plan shall limit whatever right the Corporation or any Subsidiary might otherwise have to terminate the employment of the Employee.

     No Option Right shall be transferable by an Employee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Employee's lifetime only by the Employee or by the Employee's guardian or legal representative.

TRANSLATIONS AND LAW GOVERNING

     This Plan may be translated from English into one or more other languages. The English version of this Plan shall, however, be the controlling version with respect to the interpretation and administration of the Plan. The Option Rights and the Plan shall be construed under and governed by the laws of the United States and the State of Delaware.

                                 LEGAL OPINION

     The validity of the Common Stock offered under this Prospectus will be passed upon for the Corporation by David L. Zoeller, Esq., Senior Vice President, General Counsel and Secretary. Mr. Zoeller beneficially owns shares of Common Stock and currently exercisable options to purchase shares of Common Stock.

                             ADDITIONAL INFORMATION

     From time to time, the Corporation may update or supplement this Prospectus by issuing amendments or supplements in the form of appendices. These documents constitute an integral part of this Prospectus. The Corporation will also deliver to Employees copies of the Corporation's annual report, proxy statement, and other communications distributed to stockholders of the Corporation. Certain information contained in these documents also updates this Prospectus. All of these documents and the documents incorporated by reference on page two of this Prospectus are available to you without charge, upon written or oral request to the Corporation, attention the Treasurer, National City Corporation, 1900 East Ninth Street, Cleveland, OH 44114-3484, telephone (216) 575-2126.

- ------------------------------------------------------
- ------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Available Information...................    2

Incorporation of Certain Documents by
  Reference.............................    2

The Company.............................    2

Defined Terms...........................    3

Plan Information........................    4

Legal Opinion...........................    7

Additional Information..................    7

                               ------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY. IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, AND THERE SHALL NOT BE ANY SALE OF, THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                                 NATIONAL CITY
                                  CORPORATION
                               ------------------
                               150TH ANNIVERSARY
                               STOCK OPTION PLAN

                                3,500,000 SHARES
                             ----------------------

                                   PROSPECTUS

                             ----------------------
                                  May 17, 1995
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART 1

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        *The information called for by Part I of Form S-8 is currently included in the description of the National City Corporation 150th Anniversary Stock Option Plan to be delivered to eligible employees under the Plan and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents have been filed by the Corporation with the Commission and are hereby incorporated by reference in this Registration
Statement:
         (a) Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 1994 and its Report on Form 8-K dated February 28, 1995; and

         (b) The description of the Corporation's Common Stock set forth in the Restated Certificate of Incorporation as amended (filed as Exhibit 3.1 to Registration Statement #33-49823) and all amendments and reports filed for the purpose of updating that description.

         All other reports subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered have been sold or which deregisters all such Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock reserved for issuance under the Plan has been passed upon for the Corporation by David L. Zoeller, Esq., Senior Vice President, General Counsel and Secretary of the Corporation. Mr. Zoeller beneficially owns shares of Common Stock and currently exercisable options to purchase shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power, and in some cases is required, to indemnify an officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

         Article VI of the Corporation's By-Laws provides for the mandatory indemnification of directors, officers or employees of the Corporation or any of its subsidiaries and of those persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the DGCL. The Corporation has purchased liability insurance covering certain liabilities which may be incurred by the directors, officers, employees and agents of the Corporation and its subsidiaries in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

      Exhibit
      Number          Description of Document
      ------          -----------------------
      4               National City Corporation 150th Anniversary Stock Option
                      Plan

      5               Opinion of David L. Zoeller, Senior Vice President,
                      General Counsel and Secretary of the Corporation as to the legality of the securities being registered.

    23.1 Consent of David L. Zoeller (included in his opinion filed as Exhibit 5 to the Registration Statement and incorporated herein by reference).

    23.2               Consent of Ernst & Young LLP.

    24                 Power of Attorney.

ITEM 9.    UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 24th day of April, 1995.

                                              NATIONAL CITY CORPORATION


                                              By /s/ Robert G. Siefers
                                                --------------------------
                                                    Robert G. Siefers
                                                 Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signatures                                 Title                                        Date
- ----------                                 -----                                        ----
    * /s/ Edward B. Brandon
- ----------------------------------         Chairman, Chief Executive                    April 24, 1995
      Edward B. Brandon                    Officer, and Director

    * /s/ David A. Daberko
- ----------------------------------         President, Chief Operating                   April 24, 1995
      David A. Daberko                     Officer and Director

    * /s/ William R. Robertson
- ----------------------------------         Deputy Chairman and Director                 April 24, 1995
      William R. Robertson

    * /s/ Sandra H. Austin
- ----------------------------------         Director                                     April 24, 1995
      Sandra H. Austin


- ----------------------------------         Director
      James M. Biggar

    * /s/ Charles H. Bowman
- ----------------------------------         Director                                     April 24, 1995
      Charles H. Bowman

    * /s/ John G. Breen
- ----------------------------------         Director                                     April 24, 1995
      John G. Breen

    * /s/ Duane E. Collins
- ----------------------------------         Director                                     April 24, 1995
      Duane E. Collins

    * /s/ Richard E. Disbrow
- ----------------------------------         Director                                     April 24, 1995
      Richard E. Disbrow


- ----------------------------------         Director
      Daniel E. Evans

    * /s/ Otto N. Frenzel, III
- ----------------------------------         Director                                     April 24, 1995
      Otto N. Frenzel, III





Signatures                                         Title                                Date
- ---------                                          -----                                ----
       * /s/ Joseph H. Lemieux
- ----------------------------------                 Director                             April 24, 1995
          Joseph H. Lemieux

       * /s/ A. Stevens Miles
- ----------------------------------                 Director                             April 24, 1995
          A. Stevens Miles

       * /s/ Stephen A. Stitle
- ----------------------------------                 Director                             April 24, 1995
          Stephen A. Stitle


- ----------------------------------                Director
          Morry Weiss



         * David L. Zoeller, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of each of the above-indicated officers and directors of National City Corporation (constituting a majority of the directors) pursuant to a power of attorney, dated April 24, 1995, executed by such persons.


By       /s/ David L. Zoeller
    __________________________________
          David L. Zoeller
          Attorney-in-Fact